UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 11, 2026

JEFFERIES FINANCIAL GROUP INC.
(Exact name of registrant as specified in its charter)

New York	001-05721	13-2615557
(State of other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS. Employer Identification No.)

520 Madison Ave., New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-284-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2, below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $1.00 per share	JEF	New York Stock Exchange
4.850% Senior Notes Due 2027	JEF 27A	New York Stock Exchange
5.875% Senior Notes Due 2028	JEF 28	New York Stock Exchange
2.750% Senior Notes Due 2032	JEF 32A	New York Stock Exchange
6.200% Senior Notes Due 2034	JEF 34	New York Stock Exchange
5.500% Senior Notes Due 2036	JEF 36	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure

On February 11, 2026, Jefferies Financial Group Inc. (the “Company” or “we”) issued a press release announcing that Mr. Hyakutome has been identified by Sumitomo Mitsui Financial Group, Inc. and its wholly owned subsidiary Sumitomo Mitsui Banking Corporation (collectively, “SMBC Group”) as a candidate to be a member of Jefferies Board of Directors, replacing Toru Nakashima, CEO of SMBC Group.  Mr. Nakashima has served as a board member since August 2024, upon SMBC Group’s investment in Jefferies exceeding 10%, and will be serving until the end of his term.  As the Global Strategic Alliance between Jefferies and SMBC Group becomes increasingly operational and with the Alliance partners preparing for the Japan equities joint venture commencing operations in January 2027, SMBC Group determined to have the Co-Head of its Global Business Unit become an active member of the Jefferies Board.  The Jefferies Board unanimously approved adding Mr. Hyakutome to the director nominee slate, and Mr. Hyakutome will be standing for election at the upcoming Jefferies Annual Meeting of Shareholders.

Consistent with agreements between Jefferies and SMBC Group, and as previously announced on September 19, 2025, SMBC intends to increase its economic ownership of Jefferies to up to 20% (on an as-converted and fully diluted basis) by purchasing another approximately 13 million shares of Jefferies common shares in the open market. SMBC will continue to own less than 5% of a voting interest in Jefferies. The increased investment is subject to receipt of required applicable regulatory approvals.  The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing or other document under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01	Financial Statements and Exhibits

(d)

Exhibit Number	Description

99.1	Press Release

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2026	JEFFERIES FINANCIAL GROUP INC.

/s/ Michael J. Sharp
Michael J. Sharp
Executive Vice President and General Counsel